Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made as of the 17 day of January, 2010

AMONG:

WOOZYFLY, INC., a corporation formed pursuant to the laws of the State of Nevada and located at 244 Fifth Avenue, Suite 1878, New York, New York 10001

(“Woozyfly”)

AND:

STW ACQUISITION, INC., a body corporate formed pursuant to the laws of the State of Nevada and a wholly owned subsidiary of Woozyfly

(the "Acquirer")

AND:

STW RESOURCES, INC., a body corporate formed pursuant to the laws of the State of Nevada and having an office for business located at 619 W. Texas Ave., Suite 126, Midland, TX 79701

("STW Resources")

AND:

The shareholders of STW Resources as set forth on Exhibit A

(collectively the “STW Resources Shareholders”)

WHEREAS:

A.              STW Resources is a Nevada corporation engaged in the business of providing water reclamation services;

B.              The STW Resources Shareholders own 14,092,788 STW Resources Shares, which constitute 53% of the presently issued and outstanding STW Resources Shares;

C.              Woozyfly is a reporting company whose common stock is quoted on the OTC Bulletin Board under the symbol WZYFQ;

D.              Woozyfly has filed for Chapter 11 bankruptcy protection (the “Bankruptcy”) in the United States Bankruptcy Court for the Southern District of New York (the “Court”);

E.              Woozyfly has requested that the Court approve a plan pursuant to which Woozyfly, through the Acquirer, acquire STW Resources and allow Woozyfly to exit bankruptcy;

F.              The respective Boards of Directors of Woozyfly, STW Resources and the Acquirer, subject to the approval of the Court, deem it advisable and in the best interests of Woozyfly, STW Resources and the Acquirer that STW Resources merge with and into the Acquirer (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Nevada; and

G.           It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINITIONS AND INTERPRETATION

Definitions

1.1 In this Agreement the following terms will have the following meanings:

(a)	“Acquisition Shares” means the 26,543,075 Woozyfly Common Shares to be issued to the shareholders of STW Resources at Closing pursuant to the terms of the Merger;

(b)	“Agreement” means this agreement and plan of merger among Woozyfly, the Acquirer, STW Resources, and the STW Resources Shareholders;

(c)	“Closing” means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

(d)	“Closing Date” means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

(e)
“Effective Time” means the date of the filing of an appropriate Certificate of Merger in the form required by the State of Nevada, which certificate shall provide that the Merger shall become effective upon such filing;

(f)	“Merger” means the merger, at the Effective Time, of STW Resources and the Acquirer pursuant to this Agreement and Plan of Merger;

(g)	“Merger Consideration” means the Acquisition Shares;

(h)
“Place of Closing” means the Law Offices of Stephen M. Fleming PLLC, 49 Front Street, Suite #206, Rockville Centre, New York 11570, or such other place as Woozyfly and STW Resources may mutually agree upon;

(i)	“State Corporation Law” means the general corporation law of the State of Nevada;

(j)	“STW Resources Debentures” means the convertible debentures on Schedule “C” to be cancelled upon receipt of the WoozyFly Debentures;

(k)	“STW Resources Options” means the stock options and the common stock purchase warrants on Schedule “D” to be cancelled upon receipt of the Woozy Fly Options;

(l)
“STW Resources Accounts Payable and Liabilities” means all accounts payable and liabilities of STW Resources, due and owing or otherwise constituting a binding obligation of STW Resources as set forth in the STW Resources Financial Statements;

(m)	“STW Resources Accounts Receivable” means all accounts receivable and other debts owing to STW Resources, as of September 30, 2009 as set forth in the STW Resources Financial Statements;

(n)
“STW Resources Assets“ means the undertaking and all the property and assets of the STW Resources Business of every kind and description wheresoever situated including, without limitation, STW Resources Equipment, STW Resources Inventory, STW Resources Material Contracts, STW Resources Accounts Receivable, STW Resources Cash, STW Resources Intangible Assets and STW Resources Goodwill, and all credit cards, charge cards and banking cards issued to STW Resources;

(o)
“STW Resources Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of STW Resources or relating to the STW Resources Business a list which has previously been provided to Woozyfly;

(p)	“STW Resources Business” means all aspects of the business conducted by STW Resources;

(q)	“STW Resources Cash” means all cash on hand or on deposit to the credit of STW Resources on the Closing Date;

(r)
“STW Resources Debt to Related Parties” means the debts owed by STW Resources and its subsidiaries to the STW Resources Shareholders or to any family member thereof, or to any affiliate, director or officer of STW Resources or the STW Resources Shareholders as described in the STW Resources Financial Statements;

(s)	“STW Resources Equipment” means all machinery, equipment, furniture, and furnishings used in the STW Resources Business as set forth in the STW Resources Financial Statements;

(t)
“STW Resources Financial Statements” means collectively, the audited consolidated financial statements of STW Resources for the period from inception (January 28, 2008) through December 31, 2008 together with the auditors' reports thereon, a true copy of which is attached as Schedule “B” hereto as well as the unaudited financial statements for the period ending September 30, 2009, a true copy of which is attached as Schedule “B” hereto;

(u)
“STW Resources Goodwill” means the goodwill of the STW Resources Business together with the exclusive right of Woozyfly to represent itself as carrying on the STW Resources Business in succession of STW Resources subject to the terms hereof, and the right to use any words indicating that the STW Resources Business is so carried on including the right to use the name "STW Resources” or “STW Global" or any variation thereof as part of the name of or in connection with the STW Resources Business or any part thereof carried on or to be carried on by STW Resources, the right to all corporate, operating and trade names associated with the STW Resources Business, or any variations of such names as part of or in connection with the STW Resources Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the STW Resources Business, all necessary licenses and authorizations and any other rights used in connection with the STW Resources Business;

(v)
“STW Resources Insurance Policies” means the public liability insurance and insurance against loss or damage to STW Resources Assets and the STW Resources Business, which have been previously provided to Woozyfly;

(w)
“STW Resources Intangible Assets” means all of the intangible assets of STW Resources, including, without limitation, STW Resources Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of STW Resources and its subsidiaries as set forth in the STW Resources Financial Statements;

(x)	“STW Resources Inventory” means all inventory and supplies of the STW Resources Business as of September 30, 2009 as set forth in the STW Resources Financial Statements;

(y)
“STW Resources Material Contracts” means the burden and benefit of and the right, title and interest of STW Resources in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which STW Resources is entitled in connection with the STW Resources Business whereunder STW Resources is obligated to pay or entitled to receive the sum of $20,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts described in the STW Resources Financial Statements; and

(z)	“STW Resources Shares” means all of the issued and outstanding shares of STW Resources' equity stock.

(aa)	“Surviving Company” means the Acquirer following the merger with STW Resources.

(bb)
“Woozyfly Accounts Payable and Liabilities” means all accounts payable and liabilities of Woozyfly, on a consolidated basis, due and owing or otherwise constituting a binding obligation of Woozyfly and its subsidiaries as in the Woozyfly Financial Statements;

(cc)	“Woozyfly Accounts Receivable” means all accounts receivable and other debts owing to Woozyfly, on a consolidated basis, as of September 30, 2009 as set forth in the Woozyfly Financial Statements;

(dd)
“Woozyfly Assets” means the undertaking and all the property and assets of the Woozyfly Business of every kind and description wheresoever situated including, without limitation, Woozyfly Equipment, Woozyfly Inventory, Woozyfly Material Contracts, Woozyfly Accounts Receivable, Woozyfly Cash, Woozyfly Intangible Assets and Woozyfly Goodwill, and all credit cards, charge cards and banking cards issued to Woozyfly;

(ee)
“Woozyfly Bank Accounts” means all of the bank accounts, lock boxes and safety deposit boxes of Woozyfly and its subsidiaries or relating to the Woozyfly Business as set forth in the Woozyfly Financial Statements;

(ff)	“Woozyfly Business” means all aspects of any business conducted by Woozyfly and its subsidiaries;

(gg)	“Woozyfly Cash” means all cash on hand or on deposit to the credit of WOOZYFLY and its subsidiaries on the Closing Date;

(hh)	“Woozyfly Common Shares” means the shares of common stock in the capital of Woozyfly;

(ii)	“Woozyfly Debentures” means the convertible debentures on Schedule “C” to be issued to the holders of the STW Debentures upon closing;

(jj)
“Woozyfly Equipment” means all machinery, equipment, furniture, and furnishings used in the Woozyfly Business, including, without limitation, the items more particularly described in the Woozyfly Financial Statements;

(kk)
“Woozyfly Financial Statements” means the financial statements contained within Woozyfly’s Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on April 15, 2009 and Woozyfly’s Form 10-Q for the quarter ended September 30, 2009 as filed with the Securities and Exchange Commission on October 29, 2009, copies of which are attached hereto as Schedule “A”;

(ll)
“Woozyfly Goodwill” means the goodwill of the Woozyfly Business including the right to all corporate, operating and trade names associated with the Woozyfly Business, or any variations of such names as part of or in connection with the Woozyfly Business, all books and records and other information relating to the Woozyfly Business, all necessary licenses and authorizations and any other rights used in connection with the Woozyfly Business;

(mm)	Intentionally left blank;

(nn)
“Woozyfly Intangible Assets" means all of the intangible assets of Woozyfly and its subsidiaries, including, without limitation, Woozyfly Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of Woozyfly and its subsidiaries;

(oo)	“Woozyfly Inventory” means all inventory and supplies of the Woozyfly Business as of September 30, 2009, as set forth in as contained in the Woozyfly Financial Statements;

(pp)
“Woozyfly Material Contracts” means the burden and benefit of and the right, title and interest of Woozyfly and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which Woozyfly or its subsidiaries are entitled whereunder Woozyfly or its subsidiaries are obligated to pay or entitled to receive the sum of $20,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts described  in the Woozyfly Financial Statements; and

(qq)	“Woozyfly Options” means the stock options and the common stock purchase warrants on Schedule “D” to be issued to the holders of the STW Resources Options upon closing.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2           The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3           Any reference to a particular “Article”, “section”, “paragraph”, “clause” or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement.  The Schedules to this Agreement are as follows:

Information concerning Woozyfly

Schedule “A”	Woozyfly Financial Statements

Information concerning STW Resources

Schedule “B”	STW Resources Financial Statements

Severability of Clauses

1.4              If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

ARTICLE 2
THE MERGER

The Merger

2.1              At Closing, STW Resources shall be merged with and into the Acquirer pursuant to this Agreement and Plan of Merger and the separate corporate existence of STW Resources shall cease and the Acquirer, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2              The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other causes in action, and all and every other interest of or belonging to or due to STW Resources or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of STW Resources and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of STW Resources and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of STW Resources and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of STW Resources or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3              The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of the Acquirer until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State Corporation Law.  The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of the Acquirer as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law.  The Directors of the Acquirer at the Effective Time shall continue to be the Directors of the Acquirer.

Conversion of Securities

2.4              At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, STW Resources or the STW Resources Shareholders or any other shareholder of STW Resources, the shares of capital stock of each of STW Resources and the Acquirer shall be converted as follows:

(a)
Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding.  Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Acquirer.

(b)
Conversion of STW Resources Shares. Each STW Resources Share that is issued and outstanding at the Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Woozyfly Common Shares equal to 26,543,075 divided by the number of STW Resources Shares outstanding immediately prior to Closing. All such STW Resources Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

(c)
Conversion of STW Resources Securities. The STW Resources Debentures and STW Resources Options that are issued and outstanding at the Effective Time shall be cancelled and extinguished and converted, without any action upon the holder thereof and the holders thereof shall receive Woozyfly Debentures and Woozyfly Options as provided in this Agreement.  All such STW Resources Debentures and STW Resources Options, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a STW Resources Debentures and STW Resources Options shall cease to have any rights with respect thereto, except the right to receive the Woozyfly Debentures and Woozyfly Options paid in consideration therefor upon the surrender of such STW Resources Debentures and STW Resources Options in accordance with this Agreement.

Adherence with Applicable Securities Laws

2.5           The STW Resources Shareholders agree that they are acquiring a pro rata amount of the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

(a)	the sale is to Woozyfly;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act of 1933,as amended, provided by Rule 144 thereunder; or

(c)
the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to Woozyfly an opinion of counsel to that effect or such other written opinion as may be reasonably required by Woozyfly.

The STW Resources Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
OF WOOZYFLY

Representations and Warranties

3.1              Woozyfly represents and warrants in all material respects to STW Resources, with the intent that STW Resources will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that upon exiting the Bankruptcy and prior to the Merger:

Woozyfly - Corporate Status and Capacity

(a)
Incorporation. Woozyfly is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. Woozyfly has filed the Bankruptcy with the Court and presently does not have operations.  The nature of the Woozyfly Business does not require Woozyfly to register or otherwise be qualified to carry on business in any other jurisdictions;

(c)	Corporate Capacity. Woozyfly has the corporate power, capacity and authority to own the Woozyfly Assets and to enter into and complete this Agreement;

(d)
Reporting Status; Listing. Woozyfly is required to file current reports with the Securities and Exchange Commission pursuant to section 12(g) of the Securities Exchange Act of 1934, the Woozyfly Common Shares are quoted on the OTC Bulletin Board, and all reports required to be filed by Woozyfly with the Securities and Exchange Commission have been timely filed;

Acquirer - Corporate Status and Capacity

(e)
Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(f)	Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

Woozyfly - Capitalization

(g)
Authorized Capital. The authorized capital of Woozyfly consists of 100,000,000 Woozyfly Common Shares, $0.001 par value, of which 4,400,000 Woozyfly Common Shares will be issued and outstanding upon exiting the Bankruptcy and prior to the Merger and 10,000,000 preferred stock, $0.001 par value, of which zero will be issued and outstanding upon exiting the Bankruptcy and prior to the Merger;

(h)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of Woozyfly Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of Woozyfly upon exiting the Bankruptcy and prior to the Merger;

(i)	Capacity. Woozyfly has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Acquirer Capitalization

(j)	Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, $0.0001 par value, of which one share of common stock is presently issued and outstanding;

(k)
No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

(l)	Capacity. The Acquirer has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Woozyfly - Records and Financial Statements

(m)
Charter Documents. The charter documents of Woozyfly and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of Woozyfly or the Acquirer, as the case may be;

(n)
Corporate Minute Books. The corporate minute books of Woozyfly and its subsidiaries are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by Woozyfly and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of Woozyfly and its subsidiaries. Woozyfly and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

(o)
Woozyfly Financial Statements. The Woozyfly Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of Woozyfly, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the Woozyfly Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

(p)
Woozyfly Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of Woozyfly or its subsidiaries which are not disclosed in the Woozyfly Financial Statements except those incurred in the ordinary course of business since the date of the Woozyfly Financial Statements, and neither Woozyfly nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of Woozyfly and its subsidiaries as of September 31, 2009 are set forth in the Woozyfly Financial Statements;

(q)
Woozyfly Accounts Receivable. All the Woozyfly Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of Woozyfly, any claim by the obligor for set-off or counterclaim;

(r)
No Debt to Related Parties. Except as set forth in the Woozyfly Financial Statements, neither Woozyfly nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of Woozyfly except accounts payable on account of bona fide business transactions of Woozyfly incurred in normal course of the Woozyfly Business, including employment agreements, none of which are more than 30 days in arrears;

(s)
No Related Party Debt to Woozyfly. Upon exiting the Bankruptcy and prior to the Merger, no director or officer or affiliate of Woozyfly will be indebted to or under any financial obligation to Woozyfly or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(t)	No Dividends. No dividends or other distributions on any shares in the capital of Woozyfly have been made, declared or authorized since the date of Woozyfly Financial Statements;

(u)
No Payments. No payments of any kind have been made or authorized since the date of the Woozyfly Financial Statements to or on behalf of officers, directors, shareholders or employees of Woozyfly or its subsidiaries or under any management agreements with Woozyfly or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(v)	No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting Woozyfly or its subsidiaries;

(w)	No Adverse Events. Except as set forth in its reports as filed with the Securities and Exchange Commission (the “34 Act Reports”), since the date of the Woozyfly Financial Statements

(i)
there has not been any material adverse change in the financial position or condition of Woozyfly, its subsidiaries, its liabilities or the Woozyfly Assets or any damage, loss or other change in circumstances materially affecting Woozyfly, the Woozyfly Business or the Woozyfly Assets or Woozyfly’ right to carry on the Woozyfly Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting Woozyfly, its subsidiaries, the Woozyfly Business or the Woozyfly Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by Woozyfly to any of Woozyfly’ officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the Woozyfly Business has been and continues to be carried on in the ordinary course,

(v)	Woozyfly has not waived or surrendered any right of material value,

(vi)	Neither Woozyfly nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

Woozyfly - Income Tax Matters

(x)
Tax Returns. All tax returns and reports of Woozyfly and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by Woozyfly and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(y)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by Woozyfly or its subsidiaries.  Woozyfly is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

Woozyfly - Applicable Laws and Legal Matters

(z)
Licenses. Woozyfly and its subsidiaries hold all licenses and permits as may be requisite for carrying on the Woozyfly Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the Woozyfly Business;

(aa)
Applicable Laws. Neither Woozyfly nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the Woozyfly Business, and to Woozyfly’s knowledge, neither Woozyfly nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the Woozyfly Business;

(bb)
Pending or Threatened Litigation. Except as set forth on Schedule 3.1(bb), there is no material litigation or administrative or governmental proceeding pending or threatened against or relating to Woozyfly, its subsidiaries, the Woozyfly Business, or any of the Woozyfly Assets nor does Woozyfly have any knowledge of any deliberate act or omission of Woozyfly or its subsidiaries that would form any material basis for any such action or proceeding;

(cc)
No Bankruptcy. Except for the Bankruptcy, neither Woozyfly nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against Woozyfly or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of Woozyfly or its subsidiaries;

(dd)
Labor Matters. Neither Woozyfly nor its subsidiaries are party to any collective agreement relating to the Woozyfly Business with any labor union or other association of employees and no part of the Woozyfly Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of Woozyfly, has made any attempt in that regard;

(ee)
Finder's Fees. Neither Woozyfly nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(ff)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Woozyfly and the Acquirer;

(gg)	No Violation or Breach. The execution and performance of this Agreement will not:

(i)
violate the charter documents of Woozyfly or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which Woozyfly or its subsidiaries are party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, the Woozyfly Material Contracts, or any right or rights enjoyed by Woozyfly or its subsidiaries,

(iii)
result in any alteration of Woozyfly’s or its subsidiaries’ obligations under any agreement to which Woozyfly or its subsidiaries are party including, without limitation, the Woozyfly Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the Woozyfly Assets,

(v)	result in the imposition of any tax liability to Woozyfly or its subsidiaries relating to the Woozyfly Assets, or

(vi)	violate any court order or decree to which either Woozyfly or its subsidiaries are subject;

The Woozyfly Assets - Ownership and Condition

(hh)
Business Assets. The Woozyfly Assets comprise all of the property and assets of the Woozyfly Business, and no other person, firm or corporation owns any assets used by Woozyfly or its subsidiaries in operating the Woozyfly Business, whether under a lease, rental agreement or other arrangement, other than as disclosed in Schedules “A” hereto;

(ii)
Title. Woozyfly or its subsidiaries are the legal and beneficial owner of the Woozyfly Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed in the Woozyfly Financial Statements;

(jj)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the Woozyfly Assets;

(kk)
No Default. Except as set forth on Schedule 3.1(kk), there has not been any default in any material obligation of Woozyfly or any other party to be performed under any of the Woozyfly Material Contracts, each of which is in good standing and in full force and effect and unamended, and Woozyfly is not aware of any default in the obligations of any other party to any of the Woozyfly Material Contracts;

Woozyfly Assets - Woozyfly Equipment

(ll)	Woozyfly Equipment. The Woozyfly Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

Woozyfly - Acquisition Shares

(mm)
Acquisition Shares. The Acquisition Shares when delivered to the holders of STW Resources Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of Woozyfly, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2           The representations and warranties of Woozyfly contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by STW Resources or the STW Resources Shareholders, the representations and warranties of Woozyfly shall survive the Closing.

Indemnity

3.3           Woozyfly agrees to indemnify and save harmless STW Resources and the STW Resources Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of Woozyfly to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by Woozyfly to STW Resources or the STW Resources Shareholders hereunder.

ARTICLE 4
COVENANTS OF WOOZYFLY

Covenants

4.1              Woozyfly covenants and agrees with STW Resources that it will:

(a)
Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use its best efforts to preserve the Woozyfly Business and the Woozyfly Assets and, without limitation, preserve for STW Resources Woozyfly’s and its subsidiaries’ relationships with any third party having business relations with them;

(c)
Access. Until the Closing, give STW Resources, the STW Resources Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of Woozyfly, and furnish to STW Resources, the STW Resources Shareholders and their representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the Woozyfly Assets notwithstanding the change in control of STW Resources arising from the Merger;

Authorization

4.2              Woozyfly hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting Woozyfly and its subsidiaries to release any and all information in their possession respecting Woozyfly and its subsidiaries to STW Resources. Woozyfly shall promptly execute and deliver to STW Resources any and all consents to the release of information and specific authorizations which STW Resources reasonably requires to gain access to any and all such information.

Survival

4.3              The covenants set forth in this Article shall survive the Closing for the benefit of STW Resources and the STW Resources Shareholders.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF
THE STW RESOURCES SHAREHOLDERS

Representations and Warranties

5.1              The STW Resources Shareholders represent and warrants in all material respects to Woozyfly, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

STW Resources - Corporate Status and Capacity

(a)
Incorporation. STW Resources is a corporation duly incorporated and validly subsisting under the laws of the State of Nevada, and is in good standing with the office of the Secretary of State for the State of Nevada;

(b)
Carrying on Business. STW Resources carries on business primarily in the state of Texas and the state of Pennsylvania and does not carry on any material business activity in any other jurisdiction. STW Resources has an office in Houston, Texas and in no other locations. The nature of the STW Resources Business does not require STW Resources to register or otherwise be qualified to carry on business in any jurisdictions other than Texas and Pennsylvania;

(c)	Corporate Capacity. STW Resources has the corporate power, capacity and authority to own STW Resources Assets, to carry on the Business of STW Resources and to enter into and complete this Agreement;

STW Resources - Capitalization

(d)
Authorized Capital. The authorized capital of STW Resources consists of 250,000,000 shares of common stock, $.00001 par value per share, and 10,000,000 shares of preferred stock, $.00001 par value per share;

(e)
Ownership of STW Resources Shares. The issued and outstanding share capital of STW Resources will on Closing consist of 26,543,075 common shares (being the STW Resources Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The STW Resources Shareholders will be at Closing the registered and beneficial owners of ________ STW Resources Shares. The STW Resources Shares owned by the STW Resources Shareholders, as well as all other outstanding STW Resources Shares, will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

(f)
No Option. Except as set forth in the STW Resources Financial Statements and on Schedule 5.1(f), no person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of STW Resources Shares held by the STW Resources Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of STW Resources;

(g)	No Restrictions. There are no restrictions on the transfer, sale or other disposition of STW Resources Shares contained in the charter documents of STW Resources or under any agreement;

STW Resources - Records and Financial Statements

(h)	Charter Documents. The charter documents of STW Resources have not been altered since its incorporation date, except as filed in the record books of STW Resources;

(i)
Corporate Minute Books. The corporate minute books of STW Resources are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by STW Resources which required director or shareholder approval are reflected on the corporate minute books of STW Resources. STW Resources is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

(j)
STW Resources Financial Statements. The STW Resources Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of STW Resources, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the STW Resources Business during the periods covered thereby, in all material respects, and have been prepared in accordance with generally accepted accounting principles consistently applied;

(k)
STW Resources Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of STW Resources which are not disclosed in the STW Resources Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the STW Resources Financial Statements, and STW Resources has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of STW Resources as of September 30, 2009 are described in the STW Resources Financial Statements;

(l)
STW Resources Accounts Receivable. All STW Resources Accounts Receivable result from bona fide business transactions and services actually rendered without, to the knowledge and belief of STW Resources, any claim by the obligor for set-off or counterclaim;

(m)
No Debt to Related Parties. Except as disclosed in the STW Resources Financial Statements, STW Resources is not, and on Closing will not be, materially indebted to the STW Resources Shareholders nor to any family member thereof, nor to any affiliate, director or officer of STW Resources or the STW Resources Shareholders except accounts payable on account of bona fide business transactions of STW Resources incurred in normal course of STW Resources Business, including employment agreements with the STW Resources Shareholders, none of which are more than 30 days in arrears;

(n)
No Related Party Debt to STW Resources. Neither the STW Resources Shareholders nor any director, officer or affiliate of STW Resources are now indebted to or under any financial obligation to STW Resources on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

(o)	No Dividends. No dividends or other distributions on any shares in the capital of STW Resources have been made, declared or authorized since the date of the STW Resources Financial Statements;

(p)
No Payments. No payments of any kind have been made or authorized since the date of the STW Resources Financial Statements to or on behalf of the STW Resources Shareholders or to or on behalf of officers, directors, shareholders or employees of STW Resources or under any management agreements with STW Resources, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

(q)
No Pension Plans. Except as set forth on Schedule 5.1(q), there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting STW Resources, except that with STW’s existing employees and two former employees have agreements in effect to defer 50% of said employees’ pay in exchange for paying 200% of the deferred pay amounts to said employees by means of a one-year corporate promissory note which the employees may convert, at their option, into shares of the Company’s common stock at $0.25 per share or await payment in cash;

(r)	No Adverse Events. Except as set forth on Schedule 5.1(r), since the date of the STW Resources Financial Statements:

(i)
there has not been any material adverse change in the consolidated financial position or condition of STW Resources, its liabilities or the STW Resources Assets or any damage, loss or other change in circumstances materially affecting STW Resources, the STW Resources Business or the STW Resources Assets or STW Resources’ right to carry on the STW Resources Business, other than changes in the ordinary course of business,

(ii)
there has not been any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting STW Resources, the STW Resources Business or the STW Resources Assets,

(iii)
there has not been any material increase in the compensation payable or to become payable by STW Resources to the STW Resources Shareholders or to any of STW Resources's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

(iv)	the STW Resources Business has been and continues to be carried on in the ordinary course,

(v)	STW Resources has not waived or surrendered any right of material value,

(vi)	STW Resources has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

(vii)	no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

STW Resources - Income Tax Matters

(s)
Tax Returns. All tax returns and reports of STW Resources required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by STW Resources or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

(t)
Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by STW Resources. STW Resources is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

STW Resources - Applicable Laws and Legal Matters

(u)
Licenses. STW Resources holds all licenses and permits as may be requisite for carrying on the STW Resources Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the STW Resources Business;

(v)
Applicable Laws. STW Resources has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the STW Resources Business, and, to STW Resources’s knowledge, STW Resources is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the STW Resources Business;

(w)
Pending or Threatened Litigation. Except as set forth on Schedule 5.1(w), there is no material litigation or administrative or governmental proceeding pending or threatened against or relating to STW Resources, the STW Resources Business, or any of the STW Resources Assets, nor does STW Resources have any knowledge of any deliberate act or omission of STW Resources that would form any material basis for any such action or proceeding;

(x)
No Bankruptcy. STW Resources has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against STW Resources and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of STW Resources;

(y)
Labor Matters. STW Resources is not a party to any collective agreement relating to the STW Resources Business with any labor union or other association of employees and no part of the STW Resources Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of STW Resources, has made any attempt in that regard and STW Resources has no reason to believe that any current employees will leave STW Resources' employ as a result of this Merger.

(z)
Finder's Fees. Except as set forth on Schedule 5.1(z), STW Resources is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

(aa)
Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of STW Resources;

(bb)	No Violation or Breach. The execution and performance of this Agreement will not

(i)	violate the charter documents of STW Resources or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which STW Resources is a party,

(ii)	give any person any right to terminate or cancel any agreement including, without limitation, STW Resources Material Contracts, or any right or rights enjoyed by STW Resources,

(iii)	result in any alteration of STW Resources' obligations under any agreement to which STW Resources is a party including, without limitation, the STW Resources Material Contracts,

(iv)	result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the STW Resources Assets,

(v)	result in the imposition of any tax liability to STW Resources relating to STW Resources Assets or the STW Resources Shares, or

(vi)	violate any court order or decree to which either STW Resources is subject;

STW Resources Assets - Ownership and Condition

(cc)
Business Assets. The STW Resources Assets comprise all of the property and assets of the STW Resources Business, and neither the STW Resources Shareholders nor any other person, firm or corporation owns any assets used by STW Resources in operating the STW Resources Business, whether under a lease, rental agreement or other arrangement;

(dd)
Title. STW Resources is the legal and beneficial owner of the STW Resources Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(ee)	No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the STW Resources Assets;

(ff)	STW Resources Insurance Policies. STW Resources maintains the public liability insurance and insurance against loss or damage to the STW Resources Assets and the STW Resources Business;

(gg)	STW Resources Material Contracts. The STW Resources Material Contracts set forth in the STW Resources Financial Statements constitute all of the material contracts of STW Resources;

(hh)
No Default. Except as set forth on Schedule 5.1(hh), there has not been any default in any material obligation of STW Resources or any other party to be performed under any of STW Resources Material Contracts, each of which is in good standing and in full force and effect and unamended, and STW Resources is not aware of any default in the obligations of any other party to any of the STW Resources Material Contracts;

STW Resources Assets - STW Resources Equipment

(ii)	STW Resources Equipment. The STW Resources Equipment has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

STW Resources Assets - STW Resources Goodwill and Other Assets

(jj)
STW Resources Goodwill. STW Resources carries on the STW Resources Business only under the name "STW Resources Incorporated" and variations thereof and under no other business or trade names. STW Resources does not have any knowledge of any infringement by STW Resources of any patent, trademark, copyright or trade secret;

The Business of STW Resources

(kk)
Maintenance of Business. Since the date of the STW Resources Financial Statements, the STW Resources Business has been carried on in the ordinary course and STW Resources has not entered into any material agreement or commitment except in the ordinary course; and

(ll)
Subsidiaries. Except as set forth on Schedule 5.1(ll), STW Resources does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and STW Resources does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2           The representations and warranties of the STW Resources Shareholders contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time.  Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by Woozyfly, the representations and warranties of the STW Resources Shareholders shall survive the Closing.

Indemnity

5.3           The STW Resources Shareholders agrees to indemnify and save harmless Woozyfly from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of the STW Resources Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the STW Resources Shareholders to Woozyfly hereunder.

ARTICLE 6
COVENANTS OF STW RESOURCES AND
THE STW RESOURCES SHAREHOLDERS

Covenants

6.1              STW Resources and the STW Resources Shareholders covenant and agree with Woozyfly that they will:

(a)
Conduct of Business. Until the Closing, conduct the STW Resources Business diligently and in the ordinary course consistent with the manner in which the STW Resources Business generally has been operated up to the date of execution of this Agreement;

(b)
Preservation of Business.  Until the Closing, use their best efforts to preserve the STW Resources Business and the STW Resources Assets and, without limitation, preserve for Woozyfly STW Resources’ relationships with their suppliers, customers and others having business relations with them;

(c)
Access. Until the Closing, give Woozyfly and its representatives full access to all of the properties, books, contracts, commitments and records of STW Resources relating to STW Resources, the STW Resources Business and the STW Resources Assets, and furnish to Woozyfly and its representatives all such information as they may reasonably request;

(d)
Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the STW Resources Assets, including the STW Resources Material Contracts, notwithstanding the change in control of STW Resources arising from the Merger;

Authorization

6.2              STW Resources hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting STW Resources to release any and all information in their possession respecting STW Resources to Woozyfly.  STW Resources shall promptly execute and deliver to Woozyfly any and all consents to the release of information and specific authorizations which Woozyfly reasonably require to gain access to any and all such information.

Survival

6.3              The covenants set forth in this Article shall survive the Closing for the benefit of Woozyfly.

ARTICLE 7
CONDITIONS PRECEDENT

Conditions Precedent in favor of Woozyfly

7.1              Woozyfly’s obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to Woozyfly hereunder will have been so executed and delivered;

(b)
all of the terms, covenants and conditions of this Agreement to be complied with or performed by STW Resources or the STW Resources Shareholders at or prior to the Closing will have been complied with or performed;

(c)	Woozyfly shall have completed its review and inspection of the books and records of STW Resources and shall be satisfied with same in all material respects;

(d)
title to the STW Resources Shares held by the STW Resources Shareholders and to the STW Resources Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

(e)	the Certificate of Merger shall be executed by STW Resources in form acceptable for filing with the Nevada Secretary of State;

(f)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of STW Resources, its liabilities or the STW Resources Assets or any damage, loss or other change in circumstances materially and adversely affecting the STW Resources Business or the STW Resources Assets or STW Resources' right to carry on the STW Resources Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to STW Resources or the STW Resources Business (whether or not covered by insurance) materially and adversely affecting STW Resources, the STW Resources Business or the STW Resources Assets; and

(g)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any.

Waiver by Woozyfly

7.2              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of Woozyfly and any such condition may be waived in whole or in part by Woozyfly at or prior to Closing by delivering to STW Resources a written waiver to that effect signed by Woozyfly. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, Woozyfly shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of STW Resources and the STW Resources Shareholders

7.3              The obligation of STW Resources and the STW Resources Shareholders to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the Closing:

(a)	all documents or copies of documents required to be executed and delivered to STW Resources hereunder will have been so executed and delivered;

(b)	all of the terms, covenants and conditions of this Agreement to be complied with or performed by Woozyfly at or prior to the Closing will have been complied with or performed;

(c)	STW Resources shall have completed its review and inspection of the books and records of Woozyfly and its subsidiaries and shall be satisfied with same in all material respects;

(d)
Woozyfly will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to STW Resources at the Closing and the Acquisition Shares will be registered on the books of Woozyfly in the name of the holder of STW Resources Shares at the Effective Time;

(e)	title to the Acquisition Shares will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

(f)	the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Nevada Secretary of State;

(g)	subject to Article 8 hereof, there will not have occurred

(i)
any material adverse change in the financial position or condition of Woozyfly, its subsidiaries, their liabilities or the Woozyfly Assets or any damage, loss or other change in circumstances materially and adversely affecting Woozyfly, the Woozyfly Business or the Woozyfly Assets or Woozyfly’s right to carry on the Woozyfly Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

(ii)
any damage, destruction, loss or other event, including changes to any laws or statutes applicable to Woozyfly or the Woozyfly Business (whether or not covered by insurance) materially and adversely affecting Woozyfly, its subsidiaries, the Woozyfly Business or the Woozyfly Assets;

(h)	the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; and

(i)	the Court shall approve the Merger and all parties entitled to vote on the matter shall have approved the Merger.

Waiver by STW Resources and the STW Resources Shareholders

7.4              The conditions precedent set out in the preceding section are inserted for the exclusive benefit of STW Resources and the STW Resources Shareholders and any such condition may be waived in whole or in part by STW Resources or the STW Resources Shareholders at or prior to the Closing by delivering to Woozyfly a written waiver to that effect signed by STW Resources and the STW Resources Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing STW Resources and the STW Resources Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5              The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6              Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before January 29, 2010, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7           Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from STW Resources and Woozyfly and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that Woozyfly will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission and the US Bankruptcy Court, US Trustee respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of Woozyfly’s filings with the Securities and Exchange Commission.

ARTICLE 8
RISK

Material Change in the Business of STW Resources

8.1              If any material loss or damage to the STW Resources Business occurs prior to Closing and such loss or damage, in Woozyfly's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, Woozyfly shall, within two (2) days following any such loss or damage, by notice in writing to STW Resources, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to Woozyfly's obligations to carry out the transactions contemplated hereby, be vested in STW Resources or otherwise adequately secured to the satisfaction of Woozyfly on or before the Closing Date.

Material Change in the Woozyfly Business

8.2              If any material loss or damage to the Woozyfly Business occurs prior to Closing and such loss or damage, in STW Resources's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, STW Resources shall, within two (2) days following any such loss or damage, by notice in writing to Woozyfly, at its option, either:

(a)	terminate this Agreement, in which case no party will be under any further obligation to any other party; or

(b)
elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to STW Resources's obligations to carry out the transactions contemplated hereby, be vested in Woozyfly or otherwise adequately secured to the satisfaction of STW Resources on or before the Closing Date.

ARTICLE 9
CLOSING

Closing

9.1              The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by STW Resources

9.2              On or before the Closing, STW Resources and the STW Resources Shareholders will deliver or cause to be delivered to Woozyfly:

(a)
the original or certified copies of the charter documents of STW Resources and all corporate records documents and instruments of STW Resources, the corporate seal of STW Resources and all books and accounts of STW Resources;

(b)
all reasonable consents or approvals required to be obtained by STW Resources for the purposes of completing the Merger and preserving and maintaining the interests of STW Resources under any and all STW Resources Material Contracts and in relation to STW Resources Assets;

(c)	certified copies of such resolutions of the shareholder and director of STW Resources as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(d)	an acknowledgement from STW Resources and the STW Resources Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

(e)	the Certificate of Merger, duly executed by STW Resources; and

(f)	such other documents as Woozyfly may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by Woozyfly

9.3              On or before the Closing, Woozyfly shall deliver or cause to be delivered to STW Resources and the STW Resources Shareholders:

(a)	share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of STW Resources Common Stock;

(b)	certified copies of such resolutions of the directors of Woozyfly as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

(c)	a certified copy of a resolution of the directors of Woozyfly dated as of the Closing Date appointing the nominees of STW Resources as officers of STW Resources;

(d)	an acknowledgement from Woozyfly of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

(e)	the Certificate of Merger, duly executed by the Acquirer;

(f)	order of the Court approving the Merger and approval of all parties entitled to vote on the matter in the Bankruptcy;

(g)	such other documents as STW Resources may reasonably require to give effect to the terms and intention of this Agreement.

ARTICLE 10
POST-CLOSING MATTERS

Forthwith after the Closing, Woozyfly, STW Resources and the STW Resources Shareholders agree to use all their best efforts to:

(a)	file the Certificate of Merger with Secretary of State of the State of Nevada;

(b)	issue a news release reporting the Closing;

(c)
file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and which includes audited financial statements of STW Resources as well as pro forma financial information of STW Resources and Woozyfly as required by Regulation SK as promulgated by the Securities and Exchange Commission; and

(d)	file reports on Forms 13D and 3 with the Securities and Exchange Commission disclosing the acquisition of the Acquisition Shares by the STW Resources Shareholders as required.

ARTICLE 11
GENERAL PROVISIONS

Arbitration

11.1           The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith.  If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of Las Vegas, Nevada.

Notice

11.2              Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3              The address for service of notice of each of the parties hereto is as follows:

(a)	Woozyfly or the Acquirer:

Woozyfly, Inc.
244 Fifth Avenue, Suite 1878
New York, New York 10001
Phone:  (949) 903-0468
Telecopier: 949-258-5379

(b)	STW Resources or the STW Resources Shareholders

STW Resources, Inc.
619 W. Texas Ave., Suite 126,
Midland, TX 79701
Phone:  (281) 905-2672
Telecopier: (281) 596-4591

With a copy to:

Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone:  (516) 833-5034
Telecopier: (516) 977-1209

Change of Address

11.4              Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.

Further Assurances

11.5              Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6              Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7              The provisions contained herein constitute the entire agreement among STW Resources, the STW Resources Shareholders, the Acquirer and Woozyfly respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among STW Resources, the STW Resources Shareholders, the Acquirer and Woozyfly with respect to the subject matter hereof.

Enurement

11.8              This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9              This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10              This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement. Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11           This Agreement is subject to the laws of the State of New York.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

WOOZYFLY, INC.

By:__/s/ ERIC STOPPENHAGEN
Eric Stoppenhagen, Interim President

STW ACQUISITION, INC.

By:__/s/ ERIC STOPPENHAGEN__
Eric Stoppenhagen, President

STW RESOURCES, INC.

By:___/s/ STANLEY WEINER__________
Stanley Weiner, Chief Executive Officer
  and President

[STW RESOURCES SHAREHOLDERS ARE LOCATED ON THE FOLLOWING PAGE]

-  -

STW RESOURCES SHAREHOLDERS

___________________________________                                                                                     ___________________________________
Name:	Name:
No. of Shares of                                                                           No. of Shares of
Common Stock:                                                                           Common Stock:

___________________________________                                                                                     ___________________________________
Name:	Name:
No. of Shares of                                                                           No. of Shares of
Common Stock:                                                                           Common Stock:

___________________________________                                                                                     ___________________________________
Name:	Name:
No. of Shares of                                                                           No. of Shares of
Common Stock:                                                                           Common Stock:

___________________________________                                                                                     ___________________________________
Name:	Name:
No. of Shares of                                                                           No. of Shares of
Common Stock:                                                                           Common Stock:

-  -

Schedule “A”	Woozyfly Financial Statements

Schedule “B”	STW Resources Financial Statements

TO BE DELIVERED UPON CLOSING

Schedule “C”	STW Resources Debentures and Woozyfly Debentures

TO BE DELIVERED UPON CLOSING

Schedule “D”	STW Resources Options/Warrants and Woozyfly Options/Warrants

TO BE DELIVERED UPON CLOSING

Schedule 3.1(bb) Pending or Threatened Litigation

Schedule 3.1(kk) No Default

Schedule 5.1(f) – STW Options

Schedule 5.1(q) – No Pension Plans

Schedule 5.1(r) – No Adverse Events

Schedule 5.1(w) – Pending or Threatened Litigation

Schedule 5.1(z) – Finder’s Fees

Schedule 5.1(hh) - No Default

Schedule 5.1 (ll) Subsidiaries

-  -

Exhibit A

STW Resources Shareholders

Name of Shareholders	No. of Shares of STW
Paul DiFrancesco	1,815,787
Seth Leyton	550,000
John Dillen	424,438
Cody Corrubia	520,000
Triumph Small Cap Fund Ltd.	1,500,000
SEI Private Trust Co. FAO JM Smucker Co. Master Trust	582,500
Levine Family Trust	424,438
Stanley Weiner	7,932,500
Coronado Capital Partners LP	343,125